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                                                                     Exhibit 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111

                                                          August 31, 2004

Charles River Associates Incorporated
200 Clarendon Street, T-33
Boston, Massachusetts 02116

Ladies and Gentlemen:

     We have acted as counsel to Charles River Associates Incorporated, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), the following securities (the "Securities") which may be sold by the selling stockholders named in the prospectus included in the Registration Statement (the "Selling Stockholders"):

     - $90,000,000 of the Company's 2.875% Convertible Senior Subordinated Debentures due 2034 (the "Debentures");

     - 2,250,000 shares of the Company's common stock, no par value per share (the "Common Stock"), issuable upon conversion of the Debentures; and

     -    135,939 additional shares of Common Stock.

     In connection with this opinion, we have examined the Company's Amended and Restated Articles of Organization, and the Company's Amended and Restated ByLaws, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that, when sold by the Selling Stockholders pursuant to the Registration Statement (including any Prospectus Supplement relating thereto), and provided no stop order shall have been issued by the Commission relating thereto, the Securities will be validly issued, fully paid and non-assessable.

     Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable


                   BOSTON NEW YORK RESTON WASHINGTON NEW HAVEN

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.


August 31, 2004
Page 2


document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                             Very truly yours,

                                             /s/ Mintz, Levin, Cohn, Ferris,
                                             Glovsky and Popeo, P.C.

                                             Mintz, Levin, Cohn, Ferris,
                                             Glovsky and Popeo, P.C.